UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2014
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 17, 2014, Pro Football Legends, the commercial marketing arm of the National Football League Alumni, Inc. (NFL Alumni) and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) are pleased to announce that they have entered into an agreement for LabCorp to be a sponsor of Pro Football Legends. Under this agreement, LabCorp will offer to provide diagnostic testing services for NFL Alumni members and their families.

LabCorp will provide access to a comprehensive range of high quality diagnostic testing services, including blood work, to NFL Alumni members and their dependents. This arrangement for laboratory services follows earlier NFL Alumni initiatives to make other healthcare services available to its members, such as prostate and diabetes screening and discounted hearing aid technology. Although many former NFL players are healthy and financially secure, others face challenges in their post-football lives. The NFL Alumni’s mission is to serve, assist and inform former players and their families through medical, financial and social programs intended to help members lead healthy, productive lives.

Exhibits

99.1	Press Release dated December 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

December 17, 2014